                                                                     EXHIBIT 4.4



                           MBIA INSURANCE CORPORATION

                      FINANCIAL GUARANTEE INSURANCE POLICY
                                 MARCH 28, 2000



                                                                POLICY NO. 31746

RE:                    FRANKLIN AUTO TRUST 2000-1  (THE "TRUST")
                       $76,000,000 CLASS A-1 7.02% ASSET BACKED NOTES AND $47,002,000 CLASS A-2
                       7.25% ASSET BACKED NOTES
                       (COLLECTIVELY, THE "NOTES").

INSURED OBLIGATION:    OBLIGATION TO PAY TIMELY INTEREST AND PRINCIPAL ON THE
                       NOTES.

BENEFICIARY:           THE CHASE MANHATTAN BANK, AS INDENTURE
                       TRUSTEE (THE "INDENTURE TRUSTEE") UNDER THE
                       INDENTURE DATED AS OF MARCH 1, 2000 (THE
                       "INDENTURE") BETWEEN THE TRUST, THE CHASE
                       MANHATTAN BANK, AS INDENTURE COLLATERAL
                       AGENT AND AS INDENTURE TRUSTEE (TOGETHER
                       WITH ANY SUCCESSOR INDENTURE TRUSTEE DULY
                       APPOINTED AND QUALIFIED UNDER THE
                       INDENTURE) FOR THE BENEFIT OF THE
                       NOTEHOLDERS (AS DEFINED BELOW).



         MBIA INSURANCE CORPORATION ("MBIA"), for consideration received, hereby unconditionally and irrevocably guarantees to the Indenture Trustee, subject only to the terms of this Financial Guarantee Insurance Policy (the "Policy"), payment of the Insured Obligation. MBIA agrees to pay to the Indenture Trustee, in respect of each Distribution Date, including the Final Scheduled Distribution Date, an amount equal to the sum of (i) an amount equal to the amount by which the Noteholders' Interest Distributable Amount exceeds the Available Funds remaining to pay such amounts as provided in the Sale and Servicing Agreement (as defined below) and (ii) an amount equal to the amount by which the Principal Distributable Amount exceeds the Available Funds remaining to pay such amounts as provided in the Sale and Servicing Agreement (the "Note Policy Claim Amount"). MBIA also agrees to pay an amount equal to any Avoided Payment (as defined below). MBIA's obligations under this Policy will be discharged to the extent funds equal to the amounts described above are received by the Indenture Trustee or disbursed by MBIA as provided in this Policy, whether or not such funds are properly applied by the Indenture Trustee. Payments hereunder shall be made only at the
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time set forth in this Policy. This Policy will not guarantee payment of any amounts that become due on an accelerated basis as a result of (a) a default by the Trust, (b) the occurrence of an Event of Default under (and as defined in) the Indenture, or (c) any other cause. MBIA may elect, in its sole discretion, to pay in whole or in part such principal due upon acceleration, other than distributions of principal with respect to a class of Notes on the Final Scheduled Distribution Date therefor, which is guaranteed by MBIA as provided above. This Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the Indenture Trustee or indenture collateral agent for withholding taxes, if any (including interest and penalties in respect of such liability).


         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement dated as of March 1, 2000 among Franklin Receivables LLC, as seller (the "Seller"), Franklin Capital Corporation, as servicer (the "Servicer"), Franklin Resources, Inc. ("Resources"), as representative, and the Trust (the "Sale and Servicing Agreement").


         As used herein the term "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against the Trust, the Seller, the Servicer or Resources, the commencement, after the date hereof, of any proceedings by or against the Trust, the Seller, the Servicer or Resources for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidiator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to the Trust, the Seller, the Servicer or Resources.


         As used herein the term "Noteholder" means each Noteholder who on the applicable Distribution Date is entitled under the terms of the related Note to receive payments thereunder.


         Payment of amounts hereunder shall be made in immediately available funds on the later of (a) 12:00 noon, New York City time, on the Business Day prior to the related Distribution Date and (b) 12:00 noon, New York City time, on the second Business Day following Receipt (as defined below) by MBIA of a notice for payment in the form of Exhibit A hereto ("Notice for Payment"), appropriately completed and executed by the Indenture Trustee. A Notice for Payment under this Policy may be Received (as defined below) by MBIA on any Business Day following the Determination Date in respect of which the Notice for Payment is being presented, but in any event, not later than the fourth Business Day prior to the applicable Distribution Date, by (a) Receipt by MBIA of the original Notice for Payment at the addresses set forth below, or (b) Receipt by MBIA via facsimile transmission of the original Notice for Payment at the facsimile numbers set forth below. If presentation is made by facsimile transmission, the Indenture Trustee shall (i) simultaneously confirm transmission by telephone to MBIA and the Fiscal Agent at the telephone numbers set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice for Payment to the MBIA and the Fiscal Agent at the addresses set forth below.


                                       2
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         Subject to the foregoing, if the payment of any amount guaranteed by this Policy and previously distributed to a Noteholder in respect of the Notes that is recoverable and sought to be recovered as a voidable preference in an Insolvency Proceeding in accordance with a nonappealable order of a court having competent jurisdiction is voided ("Avoided Payment"), MBIA will make such Avoided Payment on behalf of the Noteholder upon Receipt by MBIA from the Indenture Trustee on behalf of such Noteholder of (i) a certified copy of a final, nonappealable order of a court having competent jurisdiction to the effect that the Noteholder is required to return any such payment or portion thereof prior to the Termination Date of this Policy because such payment was voided under applicable law (the "Order") together with a certificate of such Noteholder that such Order is final and not subject to appeal, (ii) an assignment, substantially in the form attached hereto as Exhibit B, properly completed and executed by such Noteholder irrevocably assigning to MBIA all rights and claims of such Noteholder relating to or arising under such Avoided Payment, (iii) a Notice for Payment in the form of Exhibit A hereto appropriately completed and executed by the Indenture Trustee and (iv) appropriate instruments to effect the appointment of MBIA as agent for such Noteholder in any legal proceeding relating to such Avoided Payment.


            MBIA shall make payments due in respect of Avoided Payments no later than 12:00 noon, New York City time on the Business Day which is no earlier than
(a) the fourth Business Day following Receipt by MBIA of the documents required under clauses (i) through (iv) of the preceding paragraph and (b) the date that such documents are Received by MBIA, if at least two Business Days prior to such Receipt, MBIA shall have Received written notice from the Indenture Trustee that such documents were to be delivered on such date and such date was specified in such notice. All payments made by MBIA hereunder on account of any Avoided Payment shall be made to the receiver or the trustee in bankruptcy named in the Order on behalf of the Noteholder and not to the Indenture Trustee or any Noteholder directly unless such Noteholder has returned such Avoided Payment to such receiver or trustee in bankruptcy, in which case such payment will be disbursed to the Indenture Trustee on behalf of such Noteholder upon proof of such payment reasonably satisfactory to MBIA.


         The terms "Receipt" and "Received" shall mean actual delivery to MBIA and State Street Bank and Trust Company, N.A., as fiscal agent for MBIA, or any successor fiscal agent appointed by MBIA (the "Fiscal Agent"), prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any Notice for Payment Received by MBIA is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been Received by MBIA, and MBIA or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice for Payment.


         Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Noteholders by wire transfer of immediately available funds in the amount of such payment, less, in respect of Avoided Payments, any


                                       3
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amounts held by the Indenture Trustee for the payment of such Avoided Payment and legally available therefor.


         The Fiscal Agent is the agent of MBIA only, and the Fiscal Agent shall in no event be liable to Noteholders for any acts of the Fiscal Agent or any failure of MBIA to deposit or cause to be deposited sufficient funds to make payments due under this Policy.


         MBIA shall be subrogated to the rights of each Noteholder to receive payments under the Notes to the extent of any payment by MBIA hereunder.


         MBIA hereby waives and agrees not to assert any and all rights to require the Indenture Trustee to make demand on or to proceed against any person, party or security prior to the Indenture Trustee demanding payment under this Policy.


         No defenses, set-offs and counterclaims of any kind available to MBIA so as to deny payment of any amount due in respect of this Policy will be valid and MBIA hereby waives and agrees not to assert any and all such defenses, set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise. Any rights of subrogation acquired by MBIA as a result of any payment made under this Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Indenture Trustee on account of payments due under the Notes.


         This Policy is neither transferable nor assignable, in whole or in part, except to a successor to the Indenture Trustee pursuant to the Indenture. All notices, presentations, transmissions, deliveries and communications made by the Indenture Trustee to MBIA with respect to this Policy shall specifically refer to the number of this Policy and shall be made to MBIA at:

                    MBIA  Insurance Corporation
                    113 King Street
                    Armonk, New York  10504
                    Attention: Insured Portfolio Management, Structured Finance
                    Telephone:       (914) 273-4949
                    Facsimile:       (914) 765-3163

or such other address, telephone number or facsimile number as MBIA may designate to the Indenture Trustee in writing from time to time. Each such notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by MBIA.

         Any notice hereunder delivered to the Fiscal Agent of MBIA shall be made at the address listed below for the Fiscal Agent of MBIA or such other address as MBIA shall specify in writing to the Indenture Trustee.

         The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York


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10006 Attention: Municipal Registrar and Paying Agency, Facsimile: (212)
612-3201, Telephone: (212) 612-3458 or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

         The obligations of MBIA under this Policy are irrevocable, primary, absolute and unconditional (except as expressly provided herein) and neither the failure of the Issuer, the Indenture Trustee, the Indenture Collateral Agent, the Seller, the Servicer or any other person to perform any covenant or obligation in favor of MBIA (or otherwise), nor the failure or omission to make a demand permitted hereunder, nor the commencement of any bankruptcy, debtor or other insolvency proceeding by or against the Issuer, the Indenture Trustee, the Indenture Collateral Agent, the Seller, the Servicer or any other person shall in any way affect or limit MBIA's obligations under this Policy. If a successful action or proceeding to enforce this Policy is brought by the Indenture Trustee, the Indenture Trustee shall be entitled to recover from MBIA costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.


         This Policy and the obligations of MBIA hereunder shall terminate on the date (the "Termination Date") that is the earliest to occur of (a) ninety-one days following the earlier of (i) the latest Final Scheduled Distribution Date and (ii) the date on which all amounts required to be paid to the Noteholders have been paid in full, provided, that, if any Insolvency Proceeding is existing by or against the Trust, the Seller, the Servicer or Resources during such ninety-one day period, then this Policy and MBIA's obligations hereunder shall terminate on the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, provided, further that, and notwithstanding anything herein to the contrary, this Policy shall not terminate prior to the date on which MBIA has made all payments required to be made under the terms of this Policy in respect of Avoided Payments; and (b) the Business Day following the date that MBIA receives written notice from the Servicer terminating this Policy as a result of a downgrade of MBIA's financial strength rating by any Rating Agency which results in a downgrading of the Notes; provided, however, that no termination under this clause (b) shall be effective until (x) all amounts owed to MBIA under the Insurance Agreement on the date such written notice is received by MBIA are paid in full in cash and (y) the original of this Policy is received by MBIA.


         All payments made hereunder by MBIA shall be made with MBIA's own funds. The payment by MBIA to the Indenture Trustee of any amount guaranteed by the first paragraph of this Policy, and the payment by MBIA of any Avoided Payment shall constitute "payments" for all purposes under this Policy. In no event shall any payment be made under this Policy on account of (a) the failure of the Indenture Trustee to deliver the proceeds of any such payment to any Noteholder or (b) the failure of any such Noteholder to claim any such proceeds from the Indenture Trustee.


         THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE FUND SPECIFIED IN ARTICLE SEVENTY-SIX OF THE NEW YORK STATE INSURANCE LAW.

         This Policy sets forth in full the undertaking of MBIA, and shall not, except with the prior written consent of the Indenture Trustee or otherwise in accordance with the express terms hereof, be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto and may not be canceled or revoked by MBIA prior to the Termination Date. The Premium (as defined in the Insurance Agreement) on this Policy is not refundable for any reason.


         This Policy shall be returned to MBIA by the Indenture Trustee on the Termination Date.








                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         THIS POLICY SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND
REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.


         IN WITNESS WHEREOF, MBIA has caused this Policy to be executed on the date first written above.

                           MBIA INSURANCE CORPORATION



                        By: /s/ Lisa A. Wilson
                            ----------------------------
                            Name: Lisa A. Wilson
                            Title: Assistant Secretary


                        By: /s/ Garry C. Dunton
                            ----------------------------
                            Name: Garry C. Dunton
                            Title: President

EXHIBIT A TO FINANCIAL GUARANTEE INSURANCE POLICY, NUMBER 31746

MBIA  Insurance Corporation
113 King Street
Armonk, New York  10504
Attention:  Insured Portfolio Management,
                  Structured Finance

State Street Bank and
  Trust Company, N.A.
61 Broadway, 15th Floor
New York, New York 10006
Attention:  Municipal Registrar
                  and Paying Agency


                               NOTICE FOR PAYMENT
             UNDER FINANCIAL GUARANTEE INSURANCE POLICY NUMBER 31746

         The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"), hereby certifies to MBIA Insurance Corporation ("MBIA") with reference to that certain Financial Guarantee Insurance Policy, Number 31746, dated March 28, 2000 (the "Policy"), issued by MBIA in favor of the Indenture Trustee under the Indenture, dated as of March 1, 2000 between Franklin Auto Trust 2000-1 and the Indenture Trustee, in such capacity and as indenture collateral agent, as follows:


         1. The Indenture Trustee is the Indenture Trustee under the Indenture and the Beneficiary under the Policy.


         2. The Indenture Trustee is entitled to make a demand under the Policy [pursuant to Section 5.4 of the Sale and Servicing Agreement] [in connection with an Avoided Payment as defined in the Policy].

[For a Notice for Payment in respect of a Distribution Date use the following paragraphs 3, 4 and 5.]


         3. This notice relates to the [insert date] Distribution Date. The amount claimed under the Policy, as specified to the Indenture Trustee by the Servicer, for such Distribution Date is $_______. The amount demanded by this notice does not exceed amounts permitted to be drawn under the Policy.


         4. The Indenture Trustee demands payment of $___________ which is an amount equal to the Note Policy Claim Amount for such Distribution Date.


                                      A-1
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         5. The amount demanded is to be paid in immediately available funds to the Collection Account at ______________, account number _______________.


[For a Notice for Payment in respect of an Avoided Payment use the following paragraphs 3 and 4.]


         3. The Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is the amount paid or to be paid
simultaneously with such draw on the Policy, by all Noteholders [$   ] (the
"Avoided Payment Amount"), (ii) each Noteholder with respect to which the drawing is being made under the Policy has paid or simultaneously with such draw on the Policy will pay such Avoided Payment, and (iii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to MBIA or are attached hereto.


         4. The amount demanded is to be paid in immediately available funds by
wire transfer to [     ].


         [For a Notice for Payment relating to both an Avoided Payment and a Distribution Date, use the following paragraphs 3, 4, 5 and 6.]


         3. This notice relates to the [insert date] Distribution Date. The amount claimed under the Policy, as specified to the Indenture Trustee by the Servicer, for such Distribution Date is $________. The amount demanded by this notice does not exceed amounts permitted to be drawn under the Policy.


         4. The Indenture Trustee demands payment of $_____________ which is an amount equal to the Note Policy Claim Amount for such Distribution Date.


         5. The Indenture Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is the amount paid or to be paid simultaneously with such draw on the Policy, by all Noteholders
[$     ] (the "Avoided Payment Amount"), (ii) each Noteholder with respect to which the drawing is being made under the Policy has paid or simultaneously with such draw on the Policy will pay such Avoided Payment, and (iii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to MBIA or are attached hereto.


         6. The amount demanded is to be paid in immediately available funds by
wire transfer to [    ].


         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Policy.


                                      A-2
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         Any Person Who Knowingly And With Intent To Defraud Any Insurance
Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading Information Concerning Any Fact Material Thereof, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.


         IN WITNESS WHEREOF, this notice has been executed this ____ day of __________, _______.


                                The Chase Manhattan Bank


                                By:________________________________
                                          Authorized Officer

EXHIBIT B TO FINANCIAL GUARANTEE INSURANCE POLICY, NUMBER 31746

                               FORM OF ASSIGNMENT

Reference is made to the Financial Guarantee Insurance Policy No. 31746, dated March 28, 2000, (the "Policy") issued by MBIA Insurance Corporation ("MBIA") relating to the $76,000,000 Franklin Auto Trust 2000-1 Class A-1 7.02% Asset Backed Notes and $47,002,000 Class A-2 7.25% Asset Backed Notes. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy as incorporated by reference
therein. In connection with the Avoided Payment of [$   ] paid by the
undersigned (the "Holder") on [      ] and the payment by MBIA in respect of
such Avoided Payment pursuant to the Policy, the Holder hereby irrevocably and unconditionally, without recourse, representation or warranty (except as provided below), sells, assigns, transfers, conveys and delivers all of such Holder's rights, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, which the Holder now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Avoided Payment. The Holder represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by such Holder.



                             ________________________________________
                             Holder of Certificate(1)











--------
(1) In the event that the terms of this form of assignment are reasonably determined to be insufficient solely as a result of a change of law or applicable rules after the date of the Policy to fully vest all of the Holder's right, title and interest in such rights and claims, the Holder and MBIA shall agree on such other form as is reasonably necessary to effect such assignment, which assignment shall be without recourse, representation or warranty except as provided above.

                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY



                PURCHASE AGREEMENT dated as of March 1, 2000, between FRANKLIN CAPITAL CORPORATION, a Utah corporation (the "Seller"), and FRANKLIN RECEIVABLES LLC, a Delaware limited liability company (the "Purchaser").

                WHEREAS in the regular course of its business, the Seller has purchased certain prime, non-prime and sub-prime motor vehicle retail installment sale contracts secured by new and used automobiles and light trucks from motor vehicle dealers;

                WHEREAS the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables (as hereinafter defined) are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser, pursuant to the Sale and Servicing Agreement (as hereinafter defined), to Franklin Auto Trust 2000-1 (the "Trust"), which Trust will issue two classes of Asset Backed Notes (the "Notes"), which will be debt of the Trust and Certificates representing the ownership interest in the Trust (the "Certificates").

                NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                               Certain Definitions

                Terms not defined in this Agreement shall have the meaning set forth in the Sale and Servicing Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                "Agreement" shall mean this Purchase Agreement, as the same may be amended and supplemented from time to time.

                "Assignment" shall mean the document of assignment attached to this Agreement as Exhibit A.

                "Certificateholder" means a holder of a Certificate.

                "Closing Date" shall mean March 28, 2000.

                "Collections" shall mean all amounts collected by the Servicer (from whatever source) on or with respect to the Receivables.

                "Computer Tape" means the computer tapes or other electronic media furnished by the Seller to the Purchaser describing certain characteristics of the Receivables.

                "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

                "Noteholder" means a holder of a Note.

                 "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

                  "Prospectus" shall mean the Prospectus (as defined in the Underwriting Agreement).

                  "Purchase Amount" means, with respect to any Receivable required to be repurchased by the Seller pursuant to Section 6.02 of this Agreement, an amount equal to the sum of (i) 100% of the Principal Balance thereof and (ii) all accrued and unpaid interest thereon (including one month's interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Base Servicing Fee).

                  "Purchaser" shall mean Franklin Receivables LLC, a Delaware limited liability company, its successors and assigns.

                "Receivable" shall mean any Contract listed on Schedule A (which Schedule may be in the form of microfiche).

                  "Repurchase Event" shall have the meaning specified in Section 6.02.

                  "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement dated as of March 1, 2000, among the Trust, as issuer, Franklin Receivables LLC, as seller, Franklin Capital Corporation, as servicer and Franklin Resources, Inc., as representative, as the same may be amended and supplemented from time to time.

                  "Schedule of Receivables" shall mean the list of Receivables annexed hereto as Schedule A.

                "Security Insurer" shall mean MBIA Insurance Corporation.

                "Seller" shall mean Franklin Capital Corporation, a Utah corporation, its successors and assigns.

                "Underwriting Agreement" shall mean the Underwriting Agreement dated March 17, 2000 among Goldman, Sachs & Co., the Purchaser, the Seller and FCC Receivables Corp.

                                   ARTICLE II

                            Conveyance of Receivables

                SECTION 2.01. Conveyance of Receivables. In consideration of the Purchaser's delivery to or upon the order of the Seller of $______________ the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein), all right, title and interest of the Seller in and to:

                (i) the Receivables, and all monies representing interest payments and principal payments received thereunder on and after the Cutoff Date, and, with respect to Precomputed Receivables, monies representing interest and principal payments received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date;

                (ii) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

                (iii) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

                (iv) any proceeds from any Receivables repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement;

                (v)      the related Receivables Files; and

                (vi)     the proceeds of any and all of the foregoing.

                SECTION 2.02.  RESERVED.

                SECTION 2.03. The Closing. The sale and purchase of the Receivables shall take place at a closing (the "Closing") at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, 40th Floor, New York, New York 10104 on the Closing Date, simultaneously with the closings under the Sale and Servicing Agreement.

                                   ARTICLE III

                         Representations and Warranties

                SECTION 3.01. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

                (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Utah, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

                (b) Due Qualification. The Purchaser is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                (c) Power and Authority. The Purchaser has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement has been duly authorized by the Purchaser by all necessary action.

                (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited liability company agreement of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Sale and Servicing Agreement) nor violate any law or, to the best of the Purchaser's knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

                (e) No Proceedings. There are no proceedings or investigations pending or, to the Purchaser's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

                  SECTION 3.02. Representations and Warranties of the Seller.
(a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

                (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Utah, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

                (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                (iii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser hereby and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

                (iv) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) or both a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                (v) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:
        (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                (b) The Seller represents to the Purchaser that, as of the date set forth in Section 3.1 of the Sale and Servicing Agreement, each of the representations set forth in said section is hereby made to the Purchaser and the Security Insurer as if the same were fully set forth herein.

                                   ARTICLE IV

                                   Conditions

                SECTION 4.01. Conditions to Obligation of the Purchaser. The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

                (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                (b) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that receivables created in connection with the Receivables have been sold to the Purchaser pursuant to this Agreement, and deliver to the Purchaser the Schedule of Receivables certified by the Chairman, the President, a Vice President or the Treasurer to be true, correct and complete.

                (c) Documents To Be Delivered by the Seller at the Closing.

                (i) The Assignment. At the Closing, the Seller will execute and deliver an Assignment. The Assignment shall be substantially in the form of Exhibit A hereto.

                (ii) Evidence of UCC Filing. On or prior to the Closing Date, the Seller shall record and file, at its own expense, a UCC-l financing statement in each jurisdiction required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, describing the Receivables and the other property included in the Trust Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the Closing Date.

                (iii) Other Documents. Such other documents as the Purchaser may reasonably request.

                (d) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement to be consummated on the Closing Date, shall be consummated on such date.

                SECTION 4.02. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

                (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                (b) Receivables Purchase Price. On the Closing Date, the Purchaser shall have delivered to the Seller the purchase price specified in
Section 2.01 of this Agreement.


                                    ARTICLE V

                             Covenants of the Seller

                The Seller agrees with the Purchaser as follows; provided, however, that to the extent that any provision of this Article conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

                SECTION 5.01. Protection of Right, Title and Interest. (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and the other property included in the Trust Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other property included in the Trust Property. The Seller shall deliver to the Purchaser file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

                (b) Name Change. Within 15 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph
(a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser notice of any such change, and no later than 5 days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's interest in the property included in the Owner Trust Estate.

                SECTION 5.02. Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Sale and Servicing Agreement, the Seller will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the Receivables, and the Seller shall defend the right, title and interest of the Purchaser in, to and under the Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section shall terminate upon the termination of the Trust pursuant to the Sale and Servicing Agreement.

                SECTION 5.03. Chief Executive Office. During the term of the Receivables, the Seller will maintain its chief executive office in Utah.

                SECTION 5.04. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Receivables.


                                   ARTICLE VI

                            Miscellaneous Provisions

                SECTION 6.01. Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

                SECTION 6.02. Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Trust, the Trustee, the Noteholders, the Certificateholders and the Security Insurer that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.02(b) shall constitute events obligating the Seller to repurchase Receivables hereunder ("Repurchase Events"), at the Purchase Amount from the Purchaser or from the Trustee. The repurchase obligation of the Seller shall constitute the sole remedy to the Purchaser, the Trust, the Trustee, the Noteholders or the Certificateholders against the Seller with respect to any Repurchase Event.

                SECTION 6.03. Purchaser Assignment of Repurchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

                SECTION 6.04.  [Reserved]

                SECTION 6.05. Trust. The Seller acknowledges and agrees that (a) the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trust, and (b) the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including those under
Section 6.02, are intended to benefit the Trust, the Noteholders, the Certificateholders and the Security Insurer. The Seller hereby consents to all such sales and assignments.

                SECTION 6.06. Amendment. This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, by a written amendment duly executed and delivered by the Seller and the Purchaser, without the consent of the Noteholders, but with the consent of the Security Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided that such amendment will not, in the Opinion of Counsel satisfactory to the Trustee, materially and adversely affect the interest of any Noteholder. This Agreement may also be amended by the Seller and the Purchaser, with prior written notice to the Rating Agencies, with the consent of the holders of Notes evidencing at least a majority of the outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders and with the consent of the Security Insurer; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes.

                SECTION 6.07. Accountants' Letters. (a) PricewaterhouseCoopers LLP will review the characteristics of the Receivables described in the Schedule of Receivables set forth as Schedule A hereto and will compare those characteristics to the information with respect to the Receivables contained in the Prospectus Supplement dated March 17, 2000; (b) the Seller will cooperate with the Purchaser and PricewaterhouseCoopers LLP in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in clause (a) above and to deliver the letters required of them under the Underwriting Agreement; (c) PricewaterhouseCoopers LLP will deliver to the Purchaser a letter, dated the date of the Prospectus, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Prospectus Supplement dated March 17, 2000 and with respect to such other information as may be agreed in the form of the letter.

                SECTION 6.08. Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or any Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

                SECTION 6.09. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered, mailed by certified mail, return receipt requested or delivered by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to 47 West 200 South, Suite 500, Salt lake City, UT 84101, Attention:
Jennifer J. Bolt, with a copy to Franklin Resources, Inc., 777 Mariners Island Blvd., San Mateo, CA 94404, (b) in the case of the Purchaser, to 47 West 200 South, Suite 500, Salt lake City, UT 84101, Attention: Jennifer J. Bolt, with a copy to Franklin Resources, Inc., 777 Mariners Island Blvd., San Mateo, CA 94404, (c) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (d) in the case of Standard & Poor's, to Standard & Poor's Corporation, 55 Water Street, New York, New York 10041, Attention of Asset Backed Surveillance Department; (e) in the case of the Security Insurer, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attn: Insured Portfolio Management (IPM-SF), or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                SECTION 6.10. Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

                SECTION 6.11. Representations of the Seller and the Purchaser. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.03.

                SECTION 6.12. Confidential Information. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors under the Receivables, except in connection with the enforcement of the Purchaser's rights hereunder, under the Sale and Servicing Agreement or as required by any of the foregoing or by law.

                SECTION 6.13. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

                SECTION 6.14. GOVERNING LAW. THIS AGREEMENT AND THE ASSIGNMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER OR THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                SECTION 6.15. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                SECTION 6.16. Third Party Beneficiary. The Security Insurer is an express third party beneficiary of this Agreement.

                SECTION 6.17. No Proceedings. So long as this Agreement is in effect, and for one year and one day following its termination, the Seller agrees that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy law or similar law against the Purchaser.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.



                             FRANKLIN RECEIVABLES LLC,
                                 as Purchaser, by Franklin Capital Corporation,
                                its managing member



                             By: /s/ Harold E. Miller Jr.
                                 __________________________
                                 Name: Harold E. Miller Jr.
                                 Title: President and CEO



                             FRANKLIN CAPITAL CORPORATION
                                 as Seller


                             By: /s/ Harold E. Miller Jr.
                                 __________________________
                                 Name: Harold E. Miller Jr.
                                 Title: President and CEO

                                                                       EXHIBIT A


                                   ASSIGNMENT

                For value received, in accordance with the Purchase Agreement (the "Purchase Agreement") dated as of March 1, 2000, between the undersigned and Franklin Receivables LLC (the "Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned in and to (i) the Receivables, and all moneys received thereon on and after the Cutoff Date, and, with respect to Precomputed Receivables, certain monies representing interest and principal received thereunder on or prior to the Cutoff Date that are due after the Cutoff Date; (ii) the security interest of the Seller in the Financed Vehicles granted by the Obligors pursuant thereto and any other interest of the Seller in such Financed Vehicles; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life or disability insurance policies relating to the Financed Vehicles or Obligors; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary procedures that eventual payment in full is unlikely; (v) all rights under any Service Contract on the related Financed Vehicles; (vi) the related Receivables Files; and (vii) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

                This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement. The undersigned acknowledges and agrees that the Purchaser may further assign the items enumerated in clauses (i) through
(vii) above to Franklin Auto Trust 2000-1 which may in turn assign its interests in the items in (i) through (vii) to The Chase Manhattan Bank, as trustee (the "Trustee") for the benefit of the Noteholders and the Security Insurer and that the Trustee will have the right to enforce any of the rights of the Purchaser under the Purchase Agreement.

                Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

                IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of March 1, 2000.

                                  FRANKLIN CAPITAL CORPORATION


                                  By: _____________________________
                                      Name:
                                      Title:

                                                                      SCHEDULE A





                             Schedule of Receivables

                      [Delivered to the Trustee at Closing]

                                                                      SCHEDULE 1





                          Location of Receivable Files


                                  _______________
                                  _______________